Exhibit 10.1

Execution Version

SECURITY & GUARANTEE RELEASE AGREEMENT

This Security & Guarantee Release Agreement (the “Release Agreement”) is entered into as of December 4, 2024 (the “Effective Date”) by and among Mercantile Global Holdings, Inc., a Delaware corporation (“MGH”), Mercantile Bank International Corp., a Puerto Rico corporation (“MBI”), Galaxy Digital Ventures LLC, a Delaware limited liability company (“Galaxy”) and Beneficient, a Nevada corporation (“Beneficient”). Each of MGH, MBI, Galaxy, and Beneficient may be referred to individually as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, MGH is the sole shareholder of one hundred percent (100%) of the issued and outstanding capital stock (the “Shares”) of MBI, a Puerto Rico-based licensed financial institution authorized to operate as an International Financial Entity (“IFE”);

WHEREAS, between July 2019 and April 2020 Galaxy loaned to MGH an aggregate principal amount of $5,403,556.37 (the “Galaxy Loan”) pursuant to those certain documents and agreements as set forth on Exhibit A attached hereto (the “Galaxy Debt Documents”);

WHEREAS, in connection with entering into the Galaxy Loan, MGH granted in favor of Galaxy a security interest in all of MGH’s assets, including the Shares;

WHEREAS, in connection with entering into the Galaxy Loan, MBI agreed to guarantee MGH’s payment obligations on the Galaxy Loan, on the terms and conditions set forth in the Galaxy Debt Documents;

WHEREAS, concurrently with entering into this Release Agreement, MGH is entering into that certain Stock Purchase Agreement with Beneficient, a Nevada corporation (NASDAQ: BENF) (“Beneficient”) and Beneficient Capital Company Holdings, L.P., a Delaware limited partnership (the “Purchaser”), substantially in the form set forth on Exhibit B attached hereto (the “SPA”), pursuant to which MGH agrees to sell, at the Closing (as defined in the SPA), 100% of the Shares to Purchaser in order to maximize the value of MBI for the benefit of MGH’s shareholders and creditors, subject to the terms and conditions therein;

WHEREAS, as a condition to Closing the transactions contemplated under the SPA, Galaxy must provide a release of any and all liabilities, obligations or commitments of any nature whatsoever (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due or otherwise), including, but not limited to, any lien, mortgage, pledge, encumbrance, charge, security interest, adverse claim, interest, charge, preference, priority, proxy, transfer restriction (other than restrictions under federal and state securities laws), encroachment, tax, order, community property interest, equitable interest, option, warrant, right of first refusal, easement, profit, license, servitude, right of way, covenant or zoning restriction (“Liability”), referring, relating to, or against, MBI, the Shares, MBI’s business and any of MBI’s assets under the Galaxy Debt Documents or otherwise (the “Galaxy Release”);

WHEREAS, the Parties desire that the transactions contemplated under the SPA be consummated and for Galaxy to provide the Galaxy Release in exchange for the Consideration (defined below)

NOW, THEREFORE, that in consideration of the mutual covenants and agreements contained herein, the parties to this Release Agreement agree as follows:

AGREEMENT

1. Consideration; Galaxy Release.

1.1. Delivery of Consideration. Conditioned and effective upon the Closing of the transactions contemplated under the SPA, in exchange for the Galaxy Release and the sale of 100% of the capital stock of MBI to Beneficient pursuant to the SPA, and the other consideration set forth herein and therein, Beneficient shall issue to Galaxy a number of shares of Class A common stock of Beneficient (NASDAQ: BENF), par value $0.001 per share (“Class A Common Stock”), with an aggregate value equal to one million five-hundred thousand dollars ($1,500,000.00) (the “Consideration Value”), with the value of each of the shares of Class A Common Stock to be the five (5)-day volume weighted average closing price of Class A Common Stock for the five (5)-day period ending on the business day immediately prior to the Effective Date (as defined in the SPA) (the “Consideration”), provided that Beneficient shall not be required to issue any shares of Class A Common Stock, which, when aggregated with shares of Class A Common Stock issued pursuant to the SPA, the Transition Services Agreement dated the date hereof (the “Transition Services Agreement”) and the Release Agreement, would result in the issuance of an aggregate amount of common stock in excess of 19.99% of the total number of shares Class A Common Stock and Class B Common Stock, par value $0.001 per share, outstanding immediately prior to the execution of the SPA (the “Exchange Cap”), subject to customary adjustments for stock splits, recapitalizations, reclassifications, mergers, exchanges and similar transactions. In lieu of and in full satisfaction of any obligation of Beneficient to issue shares of Class A Common Stock hereunder that would otherwise exceed the Exchange Cap, Beneficient shall pay Galaxy an amount in cash equal to (x) the Consideration Value minus (y) the total value of the number of shares of Class A Common Stock issuable to Galaxy pursuant to the Exchange Cap. The amount of cash paid in lieu of (i) shares of Class A Common Stock issuable to Galaxy hereunder and (ii) Closing Incentive Equity Grants (as defined in the Transition Services Agreement) to Qualified Persons issuable under the Transition Services Agreement, each as a result of the Exchange Cap restriction, shall be paid on a pro rata basis amongst Galaxy and the Qualified Persons based upon (i) in the case of Galaxy, the aggregate amount of consideration payable hereunder and (ii) in the case of Qualified Persons, the aggregate number of Closing Incentive Equity Grants issuable to such Qualified Persons under the Transition Services Agreement. Galaxy acknowledges and agrees that the Closing of the transactions contemplated under the SPA is subject to approval by the Office of the Commissioner of Financial Institutions of Puerto Rico pursuant to Act 273-2012 which governs transactions that constitute a change of control of an IFE, such as MBI and other conditions as set forth in SPA.

1.2. Galaxy Release.

(a) Conditioned and effective upon the Closing of the transactions contemplated under the SPA, Galaxy agrees (on behalf of itself and its Affiliates, and their respective officers, directors, equityholders, agents and representatives) (collectively, the “Releasing Parties”) that (a) MBI, its subsidiaries, predecessors, successors and assigns shall automatically be irrevocably released and discharged from any Liability arising out of or related in any way to the Galaxy Loan, the Galaxy Debt Documents or otherwise existing immediately prior to the Closing (the “Debt Obligations”) and (b) it shall not look to Beneficient, Purchaser, or MBI to fulfill, satisfy or pay the Debt Obligations, and acknowledges and agrees that none of Beneficient, Purchaser, or MBI shall incur or otherwise be subject to any Liability in connection with any Debt Obligation.

(b) Conditioned and effective upon the Closing of the transactions contemplated under the SPA, Galaxy agrees (on behalf of itself and the other Releasing Parties) that each of the Releasing Parties irrevocably surrenders, releases and waives all rights of any kind with respect to the Shares, each of MBI’s subsidiaries, and any of its or their businesses and assets as collateral to secure the Debt Obligations or otherwise.

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(c) To the extent applicable, Galaxy and each of the other Releasing Parties hereby waives any notification, consent or other similar requirement applicable to the sale of the Shares under the Galaxy Debt Documents or otherwise under the SPA and the transactions contemplated thereunder.

2. Release of Liens, Guarantor. Upon the Closing of the transactions contemplated under the SPA, Galaxy acknowledges and agrees, with respect to their applicability to or enforcement against MBI and/or the Shares, that:

2.1. Termination of Galaxy Debt Documents. Each of the Galaxy Debt Documents shall be automatically terminated and cancelled and of no further force and effect with respect to MBI, and all of the Liabilities of, or related to, MBI, the Shares, MBI’s subsidiaries or any of its or their businesses or assets, including any guaranty provided by MBI, shall be automatically terminated, discharged and satisfied in full, and MBI, as an obligor, shall be automatically released and discharged from any and all of such Liabilities.

2.2. Release of Liens. All liens, encumbrances, and other Liabilities granted by MGH or its Affiliates with respect to the Shares, MBI’s subsidiaries, its or their businesses or assets, or MBI, as a guarantor, in favor of Galaxy under any Galaxy Debt Documents or otherwise shall be automatically released and terminated in full; and

2.3. Financing Filings. MGH and MBI and their counsel and agents are authorized, at the expense of MGH, to prepare and file such financing change or termination statements (including UCC-3 termination statements) and other materials as they deem necessary to discharge and cancel all security interests, financing statements, or other Liabilities applicable to or related to MBI (including any Liability related to the Shares, MBI’s subsidiaries or its or their businesses or assets) (including UCC-1 financing statements) and any other registrations in favor of Galaxy with respect to the Galaxy Debt Documents or otherwise to the extent related to or applies only to the Shares, MBI, its subsidiaries or its or their businesses or assets (the “Financing Filings”).

3. Covenants.

3.1. Cooperation. Galaxy agrees to cooperate with MGH in connection with matters necessary to consummate the sale of the Shares pursuant to the SPA, including, but not limited to, securing MGH’s shareholder approval of the SPA.

3.2. Closing Deliverables. Galaxy shall, and will cause its agents and counsel to, on or prior to Closing, (i) execute and deliver to MGH or its designee applicable termination statements, mortgage release documents, intellectual property release documents and such other instruments of release and discharge pertaining to the security interests, charges, mortgages and other Liabilities granted under any Galaxy Debt Document applicable to or related to the Shares, MBI, its subsidiaries or any of its or their businesses or assets, and (ii) deliver to MGH or its designee all MBI-related collateral in its possession including title deeds, share certificates and blank transfer instruments as established under the Galaxy Debt Documents and all documents and instruments necessary or desirable to effectuate, or reflect of public record, the release and discharge of the Financing Filings and any such other Liabilities, security interests, charges, mortgages and liens that may be applicable under the Galaxy Debt Documents applicable to or related to the Shares, MBI, its subsidiaries or any of its or their businesses or assets. Furthermore, Galaxy shall, and shall promptly instruct each of its agents and counsel to, execute and deliver to MGH or its designee such additional documents and shall provide such additional information as MGH or MBI may reasonably require to carry out the terms of this Release Agreement, including delivery of any collateral in Galaxy’s, its agents’ or counsel’s possession and such Liability release and termination documentation as MGH or MBI shall reasonably request with respect to the Liabilities against the collateral under the Galaxy Debt Documents applicable to or related to the Shares, MBI, its subsidiaries or any of its or their businesses or assets. MGH, at its own cost and expense, shall execute and deliver any such additional documents and shall provide such additional information as may reasonably require to carry out the terms of this Release Agreement. Further, Galaxy authorizes MGH and MBI to take such action as they may deem reasonably necessary or appropriate in connection with the termination of the Galaxy Debt Documents and the Liabilities thereunder insofar as they relate to the Shares, MBI, its subsidiaries or any of its or their businesses or assets.

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3.3. Lock-up Agreement. Galaxy agrees to execute and deliver the lock-up agreement in substantially the form provided on Exhibit C attached hereto on or before the Closing Date (as defined in the SPA).

4. Registration Rights.

4.1. Beneficient agrees that it will use its commercially reasonable efforts to, within ninety (90) calendar days after the Closing Date (the “Filing Date”), file with the Securities and Exchange Commission (“SEC”) (at Beneficient’s sole cost and expense) a registration statement (the “Resale Registration Statement”) on Form S-3, or, if Form S-3 is not then available to Beneficient, on Form S-1, registering the resale of the Class A Common Stock (“Registrable Securities”), and Beneficient will use commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable thereafter and in any event by the date that is the earlier of (i) one hundred and sixty (160) days following the Closing and (ii) five (5) business days after Beneficent receives written notification from the SEC that the Resale Registration Statement will not be reviewed (the “Effectiveness Date”), provided, however, that Beneficient’s obligations to include the Registrable Securities for resale in the Resale Registration Statement are contingent upon Galaxy furnishing in writing to Beneficient such information regarding Galaxy, the securities of Beneficient held by Galaxy, including the Registrable Securities held by Galaxy, and the intended method of disposition of the Registrable Securities as shall be reasonably requested by Beneficient to effect the registration of the Registrable Securities, and Galaxy shall execute such documents in connection with such registration as Beneficient may reasonably request that are customary of a selling stockholder in similar situations, including providing that Beneficient shall be entitled to postpone and suspend the use of the Resale Registration Statement during any customary blackout or similar period or as permitted hereunder. Any failure by Beneficient to file the Resale Registration Statement by the Filing Date or to effect such Resale Registration Statement by the Effectiveness Date shall not otherwise relieve Beneficient of its obligations to file or effect the Resale Registration Statement as set forth above in this Section 4.1. Beneficient will provide a draft of the Resale Registration Statement, including the plan of distribution section and the selling stockholder section, to Galaxy for review at least two (2) business days in advance of filing the Resale Registration Statement. In no event shall Galaxy be identified as a statutory underwriter in the Resale Registration Statement unless requested by the SEC. Notwithstanding the foregoing, if the SEC prevents Beneficient from including any or all of the Registrable Securities proposed to be registered under the Resale Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable stockholders or otherwise, such Resale Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the SEC. In such event, the number of Registrable Securities to be registered for each selling stockholder named in the Resale Registration Statement shall be reduced pro rata among all such selling stockholders. Beneficient will use its commercially reasonable efforts to maintain the continuous effectiveness of the Resale Registration Statement until the earlier of (i) the date on which all of the Registrable Securities cease to be Registrable Securities, (ii) the date Galaxy’s Registrable Securities included in such Resale Registration Statement have actually been sold and (iii) the date all Class A Common Stock held by Galaxy may be sold without restriction under Rule 144, including any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Beneficient to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). Beneficient will file all reports required by the SEC, the Nasdaq Stock Market LLC (the “Nasdaq”) and any other state or federal securities or other regulatory body, and provide all customary and reasonable cooperation, necessary to enable Galaxy to resell Registrable Securities pursuant to the Resale Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the applicable stock exchange, update or amend the Resale Registration Statement as necessary to include Registrable Securities and provide customary notice to holders of Registrable Securities.

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4.2. In the case of the registration, qualification, exemption or compliance effected by Beneficient pursuant to this Release Agreement, Beneficient shall, upon reasonable request, inform Galaxy as to the status of such registration, qualification, exemption and compliance. At its expense, Beneficient shall:

(a) except for such times as Beneficient is permitted hereunder to suspend the use of the prospectus forming part of a registration statement, use commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under federal and state securities laws which Beneficient determines to obtain, continuously effective with respect to Galaxy, and to keep the applicable Resale Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (i) Galaxy ceases to hold any Class A Common Stock, (ii) the date all Class A Common Stock held by Galaxy may be sold without restriction under Rule 144, including any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Beneficient to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) when all Class A Common Stock held by Galaxy cease to be outstanding;

(b) advise Galaxy within five (5) business days:

(i) when a Resale Registration Statement or any amendment thereto has been filed with the SEC and when such Resale Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to any Resale Registration Statement or the prospectus included therein or for additional information;

(iii) after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Resale Registration Statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by Beneficient of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) subject to the provisions in this Release Agreement, of the occurrence of any event that requires the making of any changes in any Resale Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Beneficient shall not, when so advising Galaxy of such events, provide Galaxy with any material, nonpublic information regarding Beneficient other than to the extent that providing notice to Galaxy of the occurrence of the events listed in (a) through (e) above constitutes material, nonpublic information regarding Beneficient; Galaxy hereby consents to the receipt of any material, nonpublic information with respect to the occurrence of the events listed in (a) through (e) above;

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(c) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Resale Registration Statement as soon as reasonably practicable;

(d) upon the occurrence of any event contemplated above, except for such times as Beneficient is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Resale Registration Statement, Beneficient shall use commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Resale Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to Galaxy the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e) use commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which the Class A Common Stock issued by Beneficient have been listed; and

(f) use commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable Galaxy to sell the Registrable Securities under Rule 144.

4.3. Notwithstanding anything to the contrary in this Release Agreement, Beneficient shall be entitled to delay or postpone the effectiveness of the Resale Registration Statement, and from time to time to require Galaxy not to sell under the Resale Registration Statement or to suspend the effectiveness thereof, if it determines, in each case in good faith and its reasonable judgment after consultation with counsel to Beneficient, (i) that in order for the Resale Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the negotiation or consummation of a transaction by Beneficient or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Beneficient’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by Beneficient in the Resale Registration Statement of material information that Beneficient has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Resale Registration Statement would be expected, in the reasonable determination of Beneficient’s board of directors, upon the advice of legal counsel, to cause the Resale Registration Statement to fail to comply with applicable disclosure requirements, or (iii) in the good faith judgment of the majority of Beneficient’s board of directors, upon advice of counsel, such filing or effectiveness or use of such Resale Registration Statement, would be materially adverse to Beneficient and the majority of Beneficient’s board of directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that Beneficient may not delay or suspend the Resale Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from Beneficient of the happening of any Suspension Event during the period that the Resale Registration Statement is effective or if as a result of a Suspension Event the Resale Registration Statement or prospectus contained therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Galaxy agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Resale Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Galaxy receives copies of a supplemental or amended prospectus (which Beneficient agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Beneficient that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Beneficient unless otherwise required by law or subpoena. If so directed by Beneficient, Galaxy will deliver to Beneficient or, in Galaxy’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Galaxy’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (A) to the extent Galaxy is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide preexisting document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

4.4. Listing; Reporting Obligations. As long as Galaxy shall hold any Registrable Securities, Beneficient, at all times while it shall be a reporting company under the Exchange Act, covenants to (i) file timely (or obtain extensions in respect thereof and file within the applicable grace period) all SEC Reports (as defined below) and to promptly furnish to Galaxy true and complete copies of all such filings; provided that any documents publicly filed or furnished with the SEC pursuant to EDGAR shall be deemed to have been furnished or delivered to Galaxy pursuant to this Section 4.4 and (ii) use commercially reasonable efforts to maintain its listing on the Nasdaq.

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5. Representations and Warranties of the Parties. Each Party, solely as it relates to such Party, hereby represents and warrants to the other Parties as of the Effective Date:

5.1. Organization, Good Standing and Power. Such Party is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, and such Party has all requisite power and authority to own its assets and to carry on its business.

5.2. Authorization. Such Party has all necessary corporate power and authority to execute this Release Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Party of this Release Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved in accordance with its governing documents. When the Release Agreement has been duly executed and delivered by such Party, and assuming due authorization, execution and delivery hereof by the other Parties, this Release Agreement will constitute the valid and binding agreement of such Party, enforceable against such Party in accordance with its terms, except as such enforceability (a) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

5.3. Absence of Restrictions and Conflicts. The consummation of the transactions contemplated by this Release Agreement does not and will not: (i) conflict with or violate such Party’s governing documents, (ii) to the knowledge of such Party, conflict with or violate any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law (“Law”) applicable to such Party or by which any property or asset of such Party is bound, or (iii) require any material consent required to such Party which has not been previously obtained from any court, governmental, regulatory or administrative agency, commission, authority, board, bureau or instrumentality, whether federal, state, local or foreign (a “Governmental Entity”).

5.4. Legal Proceedings. There are no suits, actions, inquiries, audits, demands, litigation, notices of violation, investigations, grievances, enforcement actions, stop-orders or proceedings (“Legal Proceedings”) pending or, to the knowledge of such Party, threatened against, relating to, or involving such Party that could reasonably be expected to adversely affect such Party’s ability to consummate the transactions contemplated by this Release Agreement and to perform its obligations hereunder.

5.5. Compliance with Law and Court Orders. No Party nor any of its affiliates has received notice from any Governmental Entity asserting that it is not in compliance with any Law.

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6. Additional Representations and Warranties of Galaxy. Galaxy hereby represents and warrants to Beneficient as of the Effective Date:

6.1. No Registration; Transfers. Galaxy understands that the Class A Common Stock and their offer, sale and distribution will not be registered or qualified under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other applicable jurisdiction. Galaxy is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act that also meets the applicable requirements of a “qualified purchaser” under Section 2(a)(51) of the Investment Company Act of 1940 (the “1940 Act”). Galaxy has not been organized or reorganized (as such terms are interpreted under the 1940 Act) for the specific purpose of acquiring Class A Common Stock or for otherwise investing in Beneficient. Galaxy understands and agrees that the Class A Common Stock must be held until they are subsequently registered under the Securities Act and, where required, under the laws of other applicable jurisdictions, unless an exemption from registration is available. Galaxy covenants and agrees that it will not offer, sell, pledge, assign, exchange, transfer, hypothecate, encumber or otherwise dispose of (“Transfer”) all or any part of its Class A Common Stock except in compliance with applicable law and as otherwise provided under this Release Agreement. Neither Galaxy nor any beneficial owner of Galaxy that has (or will have or will share) the power to vote or dispose of the Class A Common Stock or any securities of Beneficient owned by Galaxy is subject to any bad actor disqualification events set forth in Rule 506(d) of Regulation D under the Securities Act.

6.2. Qualification. Galaxy has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring the Class A Common Stock. Galaxy recognizes acquiring the Class A Common Stock involves substantial risks, including that the Class A Common Stock may ultimately have no value, that any value (including the future value of the Class A Common Stock) is speculative, and that the Class A Common Stock subject to dilution by the additional issuance of equity by Beneficient.

6.3. Independent Investigation. Galaxy has performed its own independent investigation, and obtained such information, as it deems appropriate in order to evaluate the merits and risks of an investment in the Class A Common Stock. In making the decision to acquire the Class A Common Stock, Galaxy is not relying on any representation and/or warranty of Beneficient or its affiliates or its and their officers, directors, or employees, or any other person, whether oral or written, other than those specifically set forth in this Release Agreement. Galaxy has consulted, to the extent deemed appropriate by Galaxy, with Galaxy’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning acquiring the Class A Common Stock, the other terms and conditions provided for under this Release Agreement, and the risks attendant to the foregoing and believes that acquiring the Class A Common Stock is suitable and appropriate for Galaxy. In conducting its independent investigation Galaxy has been provided an opportunity to obtain additional information concerning the offering of Class A Common Stock and Beneficient and its affiliates, to the extent Beneficient possesses or can acquire such information without unreasonable effort or expense, and has been given the opportunity to ask questions of, and receive answers from, Beneficient’s officers concerning the terms and conditions of the offering of Class A Common Stock, Beneficient and any other matters pertaining thereto. Galaxy specifically acknowledges that it has been furnished with any materials relating to Beneficient, its operation, the offering of Class A Common Stock, the management experience of Beneficient and its affiliates and any other matters relating to Beneficient. Galaxy has performed such due diligence as it deemed appropriate, evaluated the risks of an investment in Beneficient, understands there are substantial risks of loss incidental to the acquisition of Class A Common Stock and has determined that an investment in Class A Common Stock is a suitable and appropriate investment for Galaxy.

6.4. Investment Intent. Galaxy is acquiring Class A Common Stock for its own account, Galaxy has full investment discretion with respect to such account, and the full power and authority to make the acknowledgements, representations and agreements herein, for investment purposes only, and not with an intent to resell or distribute any part thereof. Galaxy has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, transfer, resale or disposition. Galaxy has no need of liquidity with respect to its investment in Beneficient, can afford a complete loss of its investment in Beneficient and can afford to hold its investment in Beneficient for an indefinite period of time.

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6.5. Confidential Information. Galaxy acknowledges that it will receive or otherwise have access to confidential, proprietary information concerning or relating to Beneficient and its affiliates (collectively, the “Confidential Information”). Galaxy agrees that it will not disclose or cause to be disclosed any Confidential Information to any person or use the Confidential Information for its own purposes or its own account, except in connection with evaluating an investment or continued investment in Beneficient and the purchase of Class A Common Stock (and, in connection with the acquisition of Class A Common Stock, may only disclose the Confidential Information to its officers, employees, agents, affiliates or advisors of Galaxy that (i) have a need to know the Confidential Information solely for purposes of assisting Galaxy with respect to its investment in Beneficient and (ii) are obligated to keep such information confidential) and except as otherwise required by any regulatory authority, law or regulation, by legal process or as otherwise authorized by Beneficient. Galaxy certifies and agrees that, except as disclosed to Beneficient in writing prior to the date hereof, it is not subject to any law, governmental rule, regulation or legal process in any jurisdiction (including, without limitation, lawsuits, subpoenas, administrative proceedings or the U.S. Freedom of Information Act, or any comparable laws or regulations of any U.S. or non-U.S. jurisdiction) requiring Galaxy to disclose (on receipt of a request to do so or otherwise) any information relating to Galaxy or Galaxy’s investment in Beneficient. Galaxy has not reproduced, duplicated or delivered any of the documents or information provided in connection with the transactions contemplated hereunder to any person, except professional advisors of Galaxy or as authorized in writing by Beneficient. Notwithstanding the foregoing, Galaxy (and each employee, representative or other agent of Galaxy) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of (a) Beneficient and (b) any of its transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to Galaxy relating to such tax treatment and tax structure.

6.6. No General Solicitation. Galaxy is not investing as a result of any general advertisement or solicitation.

6.7. Public Filings. Galaxy acknowledges that it has had the opportunity to review Beneficient filings with the Securities and Exchange Commission (“SEC”), including, without limitation, Beneficient’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, and Beneficient’s Current Reports on Form 8-K filed from time to time.

6.8. Certain ERISA Matters. Galaxy is not (a) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, (c) a plan described in Section 4975(e)(1) of the Code, or (d) an entity whose underlying assets are considered “plan assets” of a plan identified in the foregoing clause (i), (ii) or (iii) that invested in such entity.

6.9. U.S. Person. Galaxy is a “United States person” as defined in section 7701(a)(30) of the Code. Galaxy is not a domestic partnership of which one or more persons or entities that are not “United States persons” as defined in section 7701(a)(30) of the Code own an interest in the partnership capital of such domestic partnership, as defined in sections 7701(a)(2) and 7701(a)(4) of the Code.

6.10. Private Foundation; Government Entity. Galaxy is not a private foundation or a “government entity” as defined in the Investment Advisers Act Rule 206(4)-5.

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6.11. No Reliance. Galaxy understands the meaning and legal consequences of the representations and warranties made by Galaxy herein and that Beneficient is relying on such representations and warranties in connection with the determination to issue Class A Common Stock to Galaxy.

7. Miscellaneous.

7.1. Expenses. The expenses (i) for all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Class A Common Stock is then listed, and fees and expenses related to compliance with securities or “blue sky” laws (including reasonable and customary fees and disbursements of outside counsel for any underwriters in connection with “blue sky” qualifications of Registrable Securities)(the “Registration Expenses”) and (ii) related to any submissions required to be made to any state, federal or foreign regulatory body in connection with this Release Agreement, the SPA or any of the transactions contemplated herein or therein (the “Regulatory Expenses”) shall be borne by Beneficient. It is acknowledged by Galaxy that Galaxy shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as underwriters’ commissions and discounts, brokerage fees and underwriter marketing costs, other than as set forth in these definitions of “Registration Expenses” and “Regulatory Expenses”.

7.2. Entire Release Agreement. This document, together with the SPA and other documents entered into in connection herewith and therewith (collectively, the “Related Agreements”), constitutes the entire agreement between the parties relating to the subject matter herein. All prior oral and written settlement communications are merged herein and supersede all prior communications relating to the foregoing. This document, together with the Related Agreements, embodies all of the terms and conditions of the Release Agreement between the parties and Galaxy Release, and the Parties acknowledge that they have not relied upon any warranties, representations or promises, except as set forth expressly in this Release Agreement or the Related Agreements.

7.3. Amendment. The provisions of this Release Agreement may be amended or modified only by a written instrument signed by all parties.

7.4. Waiver. With regard to any power, remedy or right provided herein or otherwise available to the parties hereunder: (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

7.5. Counterparts. This Release Agreement may be executed in any number of counterparts with the same effect as if the parties had all signed the same document. All counterparts shall be construed together and shall constitute one Release Agreement. An electronic or photocopy signature shall be deemed as authentic as an original ink signature for all purposes.

7.6. Severability. If any provision of this Release Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Release Agreement shall continue in full force and effect and shall in no way be impaired or invalidated.

7.7. Drafting of Release Agreement. Each party has cooperated in the drafting and preparation of this Release Agreement. Hence, in any construction to be made of this Release Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

7.8. Notices. Any notice under this Release Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given on the date of personal service on the parties or on the fifth business day after mailing, if the document is mailed by registered or certified mail addressed to the parties.

7.9. Cooperation. The parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Release Agreement and which are not inconsistent with its terms.

7.10. Authority. Each person and entity executing this Release Agreement has full power and authority to do so and all necessary resolutions and authorizations have been obtained.

7.11. Governing Law; Enforceability. The validity, interpretation, construction and performance of this Release Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. All actions arising under or relating to this Release Agreement shall be brought exclusively in the state or federal courts in the State of Delaware. In any such action, the prevailing party shall be entitled to recover its reasonable expenses incurred as a result of the proceeding, including without limitation reasonable costs and attorney’s fees.

7.12. Confidentiality. The parties agree that to the extent allowable by law, the terms and conditions of this Release Agreement shall remain confidential as between the parties and that they shall not disclose them to any other person, other than the parties’ employees, and the parties’ legal advisors, all of whom shall be advised of its confidentiality and who shall agree to be bound by this confidentiality agreement. Without limiting the generality of the foregoing, the parties shall not respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning or in any way relating to execution or the terms of this Release Agreement. This Release Agreement may be introduced, however, in any proceeding to enforce or interpret the Release Agreement, so long as safeguards are taken to ensure its confidentiality is maintained to the extent feasible and legal.

7.13. Third-Party Beneficiaries. The Parties agree that the Purchaser shall be deemed a third-party beneficiary of this Release Agreement, entitled to the rights and benefits hereunder. The Purchaser may enforce such rights directly against the Parties and shall be entitled to all remedies available under this Release Agreement or at law.

7.14. Reliance on Securities Purchase Agreement. The Parties agree that Galaxy shall be deemed a third-party beneficiary of, and entitled to rely on, the representations made by Beneficient in Sections 4.07 and 4.08 of the SPA; provided that Galaxy’s right to rely on Sections 4.07 and 4.08 of the SPA pursuant to this Section 7.14 shall not affect the validity of the Galaxy Release.

[signatures page follows]

10

IN WITNESS WHEREOF, the parties hereto have caused this Release Agreement to be duly executed and delivered as of the Effective Date.

MERCANTILE GLOBAL HOLDINGS INC.

By:	/s/ J. Robert Collins, Jr.
Name:	J. Robert Collins, Jr.
Title:	CEO

MERCANTILE BANK INTERNATIONAL CORP.

By:	/s/ J. Robert Collins, Jr.
Name:	J. Robert Collins, Jr.
Title:	CEO

GALAXY DIGITAL VENTURES LLC

By:	/s/ Andrew Siegel
Name:	Andrew Siegel
Title:	Authorized Signatory

BENEFICIENT

By:	/s/ David B. Rost
Name:	David B. Rost
Title:	General Counsel

Signature Page

Galaxy Release Agreement

EXHIBIT A

Galaxy Debt Documents

(Intentionally Omitted)

Exhibit A

Galaxy Release Agreement

EXHIBIT B

Form of Stock Purchase Agreement

(Intentionally Omitted)

Exhibit B

Galaxy Release Agreement

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made and entered into as of December 4, 2024, by and between (i) Beneficient, a Nevada corporation (the “Company”) and (ii) the undersigned (“Holder” or “Galaxy”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in that certain Stock Purchase Agreement (as defined below).

RECITALS

WHEREAS, Beneficient, Galaxy, and Mercantile Global Holdings, Inc. (“MGH”), along with the other parties thereto, entered into that certain (a) Stock Purchase Agreement as of the date hereof (as amended from time to time in accordance with the terms thereof, the “Stock Purchase Agreement”) and (b) Security & Guarantee Release Agreement, dated as of December 4, 2024 (the “Release Agreement,” and together with the Stock Purchase Agreement, the “Transaction Agreements”)

WHEREAS, pursuant and subject to the terms and conditions Transaction Documents, among other matters, in exchange for MGH selling the Shares (as defined in the Stock Purchase Agreement) to Beneficient Capital Company Holdings, L.P., Beneficient will pay or issue to Galaxy a combination of cash and shares of Class A common stock of Beneficient (the “Class A Common Stock”), with an aggregate value equal to one and a half million dollars ($1,500,000) (the “Transaction”);

WHEREAS, upon consummation of the Transaction, the Company shall issue the Class A Common Stock to Galaxy; and

WHEREAS, pursuant to the Transaction Documents, and in view of the valuable consideration or benefits to be received by Galaxy by virtue thereof or thereunder, the parties desire to enter into this Agreement, pursuant to which all of the Class A Common Stock received by Galaxy in connection with the Transaction (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”), shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

Exhibit C

Galaxy Release Agreement

AGREEMENT

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and, with respect to fifty percent (50%) of the Restricted Securities, ending 180 days following the Closing Date and with respect to the remaining fifty percent (50%), 360 days following the Closing Date, (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, establish or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, whether any such transaction is to be settled by delivery of such Restricted Securities, in cash or otherwise, or (iii) publicly announce the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Galaxy (I) that are sold at least 180 days following the Closing Date at a price per share greater than five Dollars ($5.00), (II) by gift or, if Holder is an individual, by will or intestate succession upon the death of Holder, (III) to any Permitted Transferee (as defined below), (IV) if Holder is an individual, pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union or pursuant to a domestic relations order, (V) to the Company in accordance with the requirements of the Transaction Agreements or the organizational documents of the Company, as amended, or (VI) required by virtue of the laws of the State of Nevada or; provided, however, that in any of the cases of clauses (II), (III) or (IV) it shall be a condition to such transfer that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (A) if Holder is an individual, the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (B) any charitable organization or, if Holder is an individual, trust for the direct or indirect benefit of Holder or the immediate family of Holder, (C) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (D) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder or, to any affiliate of Holder. Holder further agrees to execute such agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, the Company may impose stop-transfer instructions with respect to the Restricted Securities of Galaxy (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(c) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF DECEMBER 4, 2024, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), A CERTAIN REPRESENTATIVE OF THE ISSUER NAMED THEREIN AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, Galaxy shall retain all of its rights as a shareholder of the Company during the Lock-Up Period, including the right to vote any Restricted Securities, but subject to the obligations under the Transaction Documents. The Company agrees to (i) instruct its transfer agent to remove the legend in Section 1(c) upon the expiration of the Lock-Up Period and (ii) if requested by the transfer agent, cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i).

Exhibit C

Galaxy Release Agreement

2. Miscellaneous.

(a) Termination of Transaction Documents. This Agreement shall be binding upon Galaxy upon Galaxy’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Transaction Documents are terminated in accordance with their terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligations hereunder.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Galaxy are personal to Galaxy and may not be transferred or delegated by Galaxy at any time, except as expressly permitted under Section 1 above. The Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) or affiliate without obtaining the consent or approval of Galaxy.

(c) Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

(d) Governing Law; Jurisdiction. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 2(d). Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g).

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f) Interpretation. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, and (vii) the phrase “to the extent” means the degree to which a thing extends (rather than if). The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Exhibit C

Galaxy Release Agreement

(g) Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to the Company, to:	with a copy (which will not constitute notice) to:

Beneficient 325 N Saint Paul St., Suite 4850 Dallas, Texas 75201 Attn: General Counsel Email: legalnotices@beneficient.com	Haynes and Boone, LLP 2801 N Harwood St., Suite 2300, Dallas, TX 75201 Attn: Matthew L. Fry Telephone No.: 214-651-5443 Email: matt.fry@haynesboone.com

If to Galaxy, to: the address set forth below Galaxy’s name on the signature page to this Agreement.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and Galaxy. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

(j) Specific Performance. Galaxy acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Galaxy, money damages will be inadequate and the Company) will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Galaxy in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Galaxy and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the transactions contemplated hereby; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Transaction Documents. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Company or any of the obligations of Galaxy under any other agreement between Galaxy and the Company or any certificate or instrument executed by Galaxy in favor of the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or any of the obligations of Galaxy under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

Exhibit C

Galaxy Release Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE COMPANY

Beneficient

By:	/s/ David B. Rost
Name:	David B. Rost
Title:	Authorized Signatory

GALAXY

By:	/s/Andrew Siegel
Name:	Andrew Siegel
Title:	Authorized Signatory

Address for Notices:

300 Vesey Street

13th Floor

New York, NY 10282

Exhibit C

Galaxy Release Agreement